     As filed with the Securities and Exchange Commission on July 21, 1995.
                                                Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                                 PRESSTEK, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       02-0415170
- ------------------------------              ----------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

8 Commercial Street, Hudson, New Hampshire                    03051
- ------------------------------------------                  ----------
(Address of principal executive offices)                    (Zip Code)

                             1994 Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

       Mr. Richard A. Williams, Executive Vice President, Presstek, Inc.
                8 Commercial Street, Hudson, New Hampshire 03051
       -----------------------------------------------------------------
                    (Name and address of agent for service)

                                 (603) 595-7000
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Robert J. Mittman, Esq.
                             Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                      CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        Maximum     Maximum
                                        Offering    Aggregate    Amount of
Title of Securities   Amount to         Price Per   Offering     Registra-
to be Registered      be Registered     Share(1)    Price(1)     tion Fee
- -------------------   -------------     ---------    ---------   ----------
Common Stock, par     1,250,000 shares  $41.00     $ 51,250,000  $17,672.41
value $.01
per share(2)

     (1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 607,500 shares purchasable upon the exercise of options already granted under the registrant's 1994 Stock Option Plan ("Plan"), upon the average price at which such options may be exercised and
(b) as to the remaining 642,500 shares issuable upon exercise of options reserved for issuance under the Plan, on the basis of the average of the high and low prices for the Common Stock as quoted on NASDAQ on July 14, 1995.

     (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Item 1.   Plan Information.*

          Item 2.   Registrant Information and Employee
                    Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PROSPECTUS



                                 PRESSTEK, INC.

                         115,000 Shares of Common Stock



          This Prospectus relates to an offering by certain persons as selling stockholders (the "Selling Stockholders"), of up to 115,000 shares of common stock, $.01 par value (the "Common Stock") of Presstek, Inc. (the "Company") issuable upon exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan"). The Common Stock is traded on the NASDAQ National Market System under the symbol "PRST." On July 19, 1995, the last
sale price of the Common Stock as reported on NASDAQ was      $58.75 per
share. The Company will not receive any of the proceeds of the sale of Common Stock by the Selling Stockholders. See "Selling Stockholders."

          The Common Stock may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "THE COMPANY."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is July 21, 1995

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Copies of such information, reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional
Offices: 7 World Trade Center, New York, NY 10048; and 500 West Madison Street, Chicago, IL 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The statements contained in this Prospectus as to the contents of any contract or other document filed as an Exhibit are not complete and the description of such contract or document is qualified in its entirety by reference to such contract or document.

                      DOCUMENTS INCORPORATED BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus:

          (1) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (3)  The Company's Form 10-C for the event dated May 22, 1995; and

          (4) The Company's Current Report on Form 8-K for the event dated June 19, 1995;

          (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 22, 1989 as filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

          (6) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.

          The Company will furnish without charge, upon oral or written request, to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents not specifically incorporated by reference thereto. Such request should be directed to Presstek, Inc., 8 Commercial Street, Hudson, New Hampshire 03051, telephone number (603) 595-7000, Attention: Corporate Services Manager.


                                  THE COMPANY

          Presstek, Inc. (the "Company") continues to further develop and market its proprietary, non-photographic digital imaging technologies and system architectures (the "Direct Imaging" technologies), and consumables primarily to the graphic arts and related imaging industries. The Company's current Direct Imaging technologies, referred to as PEARL(TM), permit the direct digital imaging of printing plates and films in a simple one-step process which eliminates the need for photographic processes and the hazardous waste materials associated with these processes. The Company's system accepts digital files from both desktop and other electronic prepress systems and images the color separated pages directly on to the Company's proprietary printing plates and film consumables.

            PEARL, is a high resolution, high powered semiconductor laser diode imaging technology and is the result of significant past development efforts by the Company. The Company believes that PEARL represents a significant technological breakthrough for the worldwide printing and publishing industry and has several applications for it and its consumables in the graphic arts industry: a printing press (the "Direct Imaging Printing Press") and a stand-alone computer direct-to-plate imaging device (the "PEARL Platesetter"), both of which incorporate the Company's PEARL Direct Imaging technology. PEARL uses its precision, high powered semiconductor laser diode to ablate, or remove the materials from the surface of the Company's plates to produce precisely positioned and formed laser dots at resolutions up to 2540 dots per inch. When these laser dots are combined under the Company's proprietary system (software, firmware and hardware) they form printers' dots from which high quality, lithographic color print images are printed. The graphic arts industry recognizes that the automation and simplification of the color printing process resulting from the use of these types of computer direct-to-plate and direct-to-press devices, will provide significant reductions in the time and cost of multi-color lithographic printing. Therefore, the Company believes that the graphic arts industry will move with ever increasing speed towards computer-to-plate imaging devices and direct-to-press printing systems. The Company also believes that its PEARL laser ablation imaging technology's ability to produce high quality printed materials, with freedom from environmental concerns, represents a significant breakthrough in the rapidly expanding market for computer-to-plate/press products. As a result, the Company believes its past investments in its proprietary PEARL Direct Imaging technology and its years of experience in developing digital imaging systems (software, firmware and hardware) places the Company in a significant position in the markets it has chosen to serve.

     The Company continues to pursue a strategy based on alliances and relationships with major corporations in the graphic arts and other industries encompassing licensing, product development and commercialization, manufacturing, marketing, distribution, sales and services. The Company and Heidelberger Druckmaschinen AG ("Heidelberg"), the world's largest manufacturer of printing presses and printing equipment, based in Germany, have jointly developed the first Heidelberg Direct Imaging Printing Press (the "GTO-DI"). The Company and Heidelberg have recently experienced a wider range of market applications, and a greater market acceptance and demand due to the improved image quality the current PEARL equipped GTO-DI press offers the market. As a result, the Company's relationship with Heidelberg has been expanded to include a new, recently introduced four color, fully automated lithographic press which incorporates an improved implementation of the Company's PEARL Direct Imaging technologies. This new press, which has a smaller "footprint" than existing four color presses, employs the Company's recently developed automatic plate changing cylinder which eliminates the need for manually changing plates between jobs. This new press also employs many other innovations which will result in reduced costs per printed page. Currently, the Company is engaged in discussions relating to additional strategic relationships and/or arrangements focused principally on the PEARL Platesetter, other Direct Imaging Printing Presses and the manufacture and distribution of the Company's consumables, for these and other applications.

          The Company's business is subject to numerous risks, including, among other things, risks relating to finalization of design and development of certain products incorporating the Direct Imaging technology; competition; risks associated with product or technology obsolescence; and uncertainty of market acceptance of newly developed products and continued acceptance of current products and the ability of the Company to protect the proprietary rights of its products. Achieving market acceptance for any products incorporating the Company's Direct Imaging technology requires efforts and expenditures of significant funds, either by the Company, its strategic partners or both. There can be no assurance that any such products will achieve market acceptance, that the Company will enter into additional strategic alliances, or that the Company's existing strategic relationships will prove to be successful. There can be no assurance that the Company will continue to achieve significant revenues or profitable operations.

          The Company was organized under the laws of the State of Delaware in September 1987. The Company's principal executive office is located at 8 Commercial Street, Hudson, New Hampshire 03051 and its telephone number is
(603) 595-7000.


                              SELLING STOCKHOLDERS

          The following table sets forth information concerning the beneficial ownership of Common Stock by the Selling Stockholders as of the date of this Prospectus and the number of shares which may be offered and sold pursuant to this Prospectus.


                                                             Shares
                          Shares                             Beneficially
              Position    Beneficially         Shares        Owned
              with        Owned Prior          Being         After
Name(1)       Company     to Offering(2)(3)    Offered(4)    Offering       Percent(5)
- -------       -------     -----------------    ----------    -------------  ----------
Robert        Executive    -0-(6)              100,000         -0-            *
Verrando(1)   Vice
              President

Glenn J.      Chief       17,500                15,000       2,500            *
DiBenedetto   Financial
              Officer

_____________

*    Less than one percent.

(1) The address of each of the Selling Stockholders is c/o Presstek, Inc., 8 Commercial Street, Hudson, New Hampshire 03051.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised.

(4) Represents shares subject to options which, as of the date of this Prospectus, have not been exercised and includes all shares subject to options, whether or not currently exercisable.

(5) Based upon 14,551,744 shares of Common Stock outstanding as of the date of this prospectus and assumes the sale of all of the shares being offered by the Selling Stockholders pursuant to this Prospectus.

(6) Does not include options to purchase 100,000 shares which are not exercisable within 60 days from the date of this Prospectus.


                              PLAN OF DISTRIBUTION

          The Common Stock received by the Selling Stockholders upon exercise of the options granted under the Plan may be sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales.

                                 LEGAL MATTERS

          The legality of the Common Stock offered hereby will be passed upon by Tenzer Greenblatt LLP, New York, New York.


                                    EXPERTS

          The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                INDEMNIFICATION

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

          Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

          Article Ninth of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article Tenth of the Company's Amended and Restated Certificate of Incorporation and Article X of the By-Laws of the Company provides in substance that, to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the Company against reasonable costs and expenses, including attorney's fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Company's By-Laws and Certificate of Incorporation is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

          Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item (7)  Incorporation of Documents by Reference.

          The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          a. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          b. The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (3)    The registrant's Form 10-C for the event dated May 22, 1995;

          (4) The registrant's Current Report on Form 8-K for the event dated June 19, 1995;

          (5) The description of the registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the registrant's Registration Statement filed on Form 8-A dated March 22, 1989 as filed under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

          (6) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

          Item (8)  Description of Securities.

          Not applicable.

          Item (9)  Interests of Named Experts and Counsel.

          Not applicable.

          Item (10) Indemnification of Directors and Officers.

          Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

          Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

          Article NINTH of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article TENTH of the Company's Amended and Restated Certificate of Incorporation and Article X of the By-Laws of the Company provides in substance that, to the fullest extent permitted by Delaware law, Each director and officer shall be indemnified by the Company against reasonable costs and expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the Company. The indemnification provided by the Company's By-Laws and Certificate of Incorporation is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

          Item (11) Exemption from Registration Claimed.

          Not applicable.

          Item (12) Exhibits.

          Exhibit No.         Description
          -----------         -----------
          4.1 1994 Stock Option Plan of the registrant (the "Plan"), incorporated by reference to Exhibit 10(r) filed with the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

          4.2 Form of agreement pursuant to which incentive stock options under the Plan are granted

          4.3 Form of agreement pursuant to which non-qualified stock options under the Plan are granted

          4.4 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3(a)(1) of the Company's Registration Statement No. 33-27112.

          4.5 Certificate of Amendment to the Amended and Restate Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3(a)(2) of the Company's Registration Statement No. 33-27112.

          4.6 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company filed June 3, 1994, incorporated by reference to Exhibit 3(a)(3) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          4.7            By-laws of the Company, Incorporated by reference to
                         Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          5              Opinion of Tenzer Greenblatt LLP

          23.1           Consent of Deloitte & Touche, LLP

          23.2           Consent of Tenzer Greenblatt LLP (included in
                         Exhibit 5)

          24.1 Powers of Attorney (included on Page II-5 of this Registration Statement)

          Item (13) Undertakings.

          i.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               provided, however, that paragraphs (a)(1)(i) and (a)(7)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          ii. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          iii. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of New Hampshire, on this 17th day of July, 1995.

                                         PRESSTEK, INC.
                                  ----------------------------
                                        (Registrant)


                                By: /s/ Richard A. Williams
                                   ---------------------------
                                   Richard A. Williams,
                                   Executive Vice President

          Each person whose individual signature appears below hereby authorizes each of Robert E. Verrando and Richard A. Williams or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                  Title                    Date
      ---------                  -----                    ----

/s/ Richard A. Williams     Executive Vice                July 17, 1995
- -----------------------     President, Secretary and
Richard A. Williams         Director, (Acting
                            Principal Executive
                            Officer)

/s/ Robert E. Verrando      Executive Vice President      July 17, 1995
- -----------------------     and Director
Robert E. Verrando

/s/ Robert Howard           Chairman of the Board         July 17, 1995
- -----------------------     and Director
Robert Howard

/s/ Dr. Lawrence Howard     Vice Chairman of the          July 17, 1995
- -----------------------     Board and Director
Dr. Lawrence Howard

/s/ Harold N. Sparks        Director                      July 17, 1995
- -----------------------
Harold N. Sparks

/s/ Bert DePamphillis       Director                      July 17, 1995
- -----------------------
Bert DePamphilis

/s/ Glenn J. DiBenedetto    Chief Financial Officer       July 17, 1995
- -----------------------     (Principal Financial and
Glenn J. DiBenedetto        Accounting Officer)

                                 Exhibit Index

Exhibit No.              Description                                      Page
- -----------              -----------                                      ----
   4.1                   1994 Stock Option Plan of the registrant
                         (the "Plan"), incorporated by reference
                         to Exhibit 10(r) filed with  the
                         registrant's Annual Report on Form 10-K
                         for the year ended December 31, 1994.

   4.2                   Form of agreement pursuant to which                21
                         incentive stock options under the Plan
                         are granted

   4.3                   Form of agreement pursuant to which                25
                         non-qualified stock options under the
                         Plan are granted

   4.4                   Amended and Restated Certificate of
                         Incorporation of the Company, incorporated by reference to Exhibit 3(a)(1) of the Company's Registration Statement No. 33-27112.

   4.5 Certificate of Amendment to the Amended and Restate Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3(a)(2) of the Company's Registration
                         Statement No. 33-27112.

   4.6                   Certificate of Amendment to the Amended
                         and Restated Certificate of Incorporation of the Company filed June 3, 1994, incorporated by reference to Exhibit 3(a)(3) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

   4.7                   By-laws of the Company, incorporated by
                         reference to Exhibit 3(b) of the Company's
                         Annual Report on Form 10-K for the year ended December 31, 1993.

   5                     Opinion of Tenzer Greenblatt LLP                   29

   23.1                  Consent of Deloitte & Touche, LLP                  31

   23.2                  Consent of Tenzer Greenblatt LLP (included in
                         Exhibit 5)

   24.1 Powers of Attorney (included on Page II-6 of this Registration Statement)